EXHIBIT 5

                                  Law Offices
                        Freedman, Levy, Kroll & Simonds
                 Washington Square, 1050 Connecticut Ave., N.W.
                          Washington, D.C. 20036-5366
                                 (202) 457-5100

                                                             Cable "Attorneys"
                                                      Telecopier: 202-457-5151



                                 October 4, 1995



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549


                       Re: Hanger Orthopedic Group, Inc.
                           Registration Statement on Form S-8


Gentlemen:

     We are counsel to Hanger Orthopedic Group, Inc. (the "Company") and have represented the Company in connection with the Registration Statement on Form S-8 being filed today with the Commission (together with all exhibits thereto, the "Registration Statement"). The Registration Statement relates to an offering by the Company of up to 1,750,000 shares of the Company's common stock, par value of $.01 per share, (the "Shares") upon the exercise of options under the Company's 1991 Stock Option Plan and 1993 Stock Option Plan for Non-Employee Directors (the "Plans").

     This opinion is being delivered to the Commission as Exhibit 5 to the Registration Statement.

     We have examined (1) the Certificate of Incorporation, and all amendments thereto, certified by the Secretary of State of the State of Delaware, (2) the By-Laws of the Company, certified by the Secretary of the Company as being those currently in effect, (3) the Registration Statement, (4) the Plans and
(5) such other corporate records, certificates, documents and other instruments as in our opinion are necessary or appropriate in connection with expressing the opinions set forth below.

     Based upon the foregoing, it is our opinion that:

1. The Company is a corporation duly organized and existing under the laws of the State of Delaware.

2.   When the following events shall have occurred:

     (a) the Registration Statement is filed, at which time it will become effective under the Securities Act of 1933, pursuant to General Instruction D to Form S-8, and

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      b)  the Shares  shall have been paid for and issued in  accordance  with the terms of the Plans as provided in the Registration Statement,

the Shares thus sold will be legally issued, fully paid and non-assessable.

     This firm hereby consents to the reference to it in the Registration Statement and the filing of this opinion as Exhibit 5 thereto.

                             Sincerely,

                             FREEDMAN, LEVY, KROLL & SIMONDS

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